Exhibit 10.1

Loan No. 0309136049

FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT

THIS FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT (this “First Amendment”) is made as of September 3, 2014 (“Effective Date”), by and between NV5 HOLDINGS, INC., a Delaware corporation (“Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), who agree as follows:

1.     This First Amendment is executed in contemplation of the following facts and circumstances:

(a)     Pursuant to the provisions and conditions of that certain Business Loan Agreement, dated January 31, 2014, Lender previously made a loan to Borrower in the maximum principal amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (“Original Loan Agreement”). Capitalized terms utilized in this First Amendment that are not defined herein shall have the meanings ascribed thereto in the Original Loan Agreement.

(b)     Borrower and Lender desire to amend and modify the Original Loan Agreement, pursuant to this First Amendment.

(c)     Concurrently with the execution of this First Amendment, Lender and Borrower are entering into that certain First Amendment to Promissory Note of even date herewith (the “Note Amendment”).

(d)     It is the intent of the parties, by executing this First Amendment, to amend and modify the Original Loan Agreement, as herein provided. For purposes hereof, the term “Business Loan Agreement” shall hereafter be deemed to mean and refer to the Original Loan Agreement as amended by this First Amendment, as the same may from time to time be further supplemented, amended or modified.

(e)     Borrower and Lender also intend that, except as expressly amended or modified by the provisions and conditions of this First Amendment and the Note Amendment, the Original Loan Agreement and the other Loan Documents shall and will remain in full force and effect.

2.     The definitions set forth in Section 1 of the Original Loan Agreement are hereby amended, modified and supplemented as follows:

(a)     The term “Amendment Documents” shall mean this First Amendment; that certain First Amendment to Promissory Note; that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement (NV5 Global, Inc.); that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement (NV5, Inc.); that certain Agreement Regarding Termination of Guaranty (Dickerson Wright) ; that certain Security Agreement (AK Environmental, LLC); that certain Perfection Certificate (AK Environmental, LLC); that certain Guaranty (AK Environmental, LLC); that certain Indemnity Agreement (AK Environmental, LLC); that certain Incumbency Certificate (AK Environmental, LLC); that certain UCC-1 Financing Statement (AK Environmental, LLC); that certain Written Consent (Borrower); that certain Written Consent (NV5 Global, Inc.); that certain Written Consent (NV5, Inc.); that certain Written Consent (AK Environmental, LLC); and any and all other documents evidencing or securing the Loan or executed in connection therewith, all dated as of September 3, 2014, and any amendments, modifications, renewals and(or) extensions thereof.”

(b)     The definition of “Guarantor” in the Original Loan Agreement is hereby amended and modified to mean: “Jointly and severally, the following: (i) NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation); (ii) NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation); and (iii) AK Environmental, LLC, a North Carolina limited liability company.”

(c)     The definition of “Guaranty Documents” in the Original Loan Agreement is hereby amended and modified to mean: “(i) that certain Guaranty executed by NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation), (ii) that certain Guaranty executed by NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation), (iii) that certain Indemnity Agreement executed by NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation), and (iv) that certain Indemnity Agreement executed by NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation), all dated as of even date herewith, in favor of Lender, as each of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(d)     The definition of “Note” in the Original Loan Agreement is hereby amended and modified to mean: “That certain Promissory Note, dated January 31, 2014, as amended by that certain First Amendment to Promissory Note, dated September 3, 2014, in the maximum principal amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), made by Borrower to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

3.     Paragraph 9.2 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“9.2     Debt to Tangible Net Worth Ratio. At all times during the term of the Note, Borrower covenants that it shall maintain a maximum Debt to Tangible Net Worth Ratio equal to 3.00:1.00 as of December 31, 2014 and for each annual period ending on the last day of each fiscal year thereafter, as determined by Lender in its sole and absolute discretion.”

4.     Paragraph 9.3 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“9.3     Minimum Tangible Net Worth. At all times during the term of the Note, Borrower covenants that it shall maintain a minimum Tangible Net Worth of $12,000,000.00 as of December 31, 2014 and $20,000,000.00 as of the last day of each fiscal year thereafter, as determined by Lender in its sole and absolute discretion”

5.     Paragraph 10.3(h) of the Original Loan Agreement is hereby deleted in its entirety.

6.     The parties acknowledge that by entering into this First Amendment and the Note Amendment, Lender has not, except as set forth in this First Amendment and the Note Amendment, in any way waived or modified any rights, powers, privileges or remedies it may have at law or in equity under and with respect to the Loan Documents, including, without limitation, any rights or remedies conferred on Lender by reason of any Event of Default under any of the Loan Documents. Lender may exercise any right or remedy available to Lender pursuant to the Loan Documents or by applicable laws or in equity, and nothing herein shall operate to restrict, inhibit or prohibit Lender from exercising any such right or remedy.

7.     Except as expressly amended or modified by the provisions and conditions of this First Amendment, the Note Amendment and the Amendment Documents, no other modifications are being made to the Loan Documents and all provisions of the Loan Documents not modified hereby, by the Note Amendment or by any of the Amendment Documents shall remain in full force and effect. Borrower acknowledges that the Loan Documents (as they presently exist and as amended pursuant to this First Amendment, the Note Amendment and the Amendment Documents, once effective) are legal, valid and binding obligations of Borrower enforceable by Lender against Borrower and Guarantor in accordance with their respective provisions and conditions, except to the extent enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

8.     The Loan Documents, the Note Amendment, this First Amendment and the Amendment Documents to which Borrower is a party, collectively constitute the entire understanding between Lender and Borrower as to the matters contemplated therein and may not be modified, amended or terminated except by written agreement signed by the party to be charged.

9.     In the event of any invalidity or unenforceability of any provision of this First Amendment, the remainder of this First Amendment shall remain in full force and effect.

10.     This First Amendment may be signed in counterparts, which together shall constitute the agreement of the parties when each party has signed a counterpart.

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11.     Borrower acknowledges and represents that, to the best of its knowledge, as of the date hereof: (a) there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Loan Documents; and (b) there are no existing charges, liens, claims, defenses or offsets against any monies due or to become due under the Loan Documents.

BORROWER:

NV5 HOLDINGS, INC., a Delaware corporation

By:	/s/ Dickerson Wright
Dickerson Wright, Chief Executive Officer

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Teofla Rich
Name:	Teofla Rich
Its:	Senior Vice President

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